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                                                               EXHIBIT 99 (N)(2)


                    [LETTERHEAD OF PRICEWATERHOUSECOOPERS]


ANZ Exchangeable Preferred Trust II
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19715
U.S.A.



13 November 1998

Ladies and Gentlemen


                        Registration Statement on Form N-2
                        ----------------------------------
                        File Nos. 333-65849 and 811-09069
                        ---------------------------------


We have acted as tax counsel to the ANZ Exchangeable Preferred Trust II (the "Trust") in connection with the registration of its Trust Units Exchangeable for Preference Shares(SM) (TrUEPrS(SM)). In connection therewith, we have prepared the discussion set forth under the captions "Summary Information - Q&A - What about Australian taxes?" and "Taxation - Certain Australian Tax Considerations" (the "Discussion") in the Prospectus (the "Prospectus") that is part of Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File Nos. 333-65849 and 811-09069) (the "Registration Statement") filed by the Trust with the Securities and Exchange Commission on 13 November 1998.

We hereby confirm our opinion as set forth in the Discussion. In rendering our opinion, we have examined the form of Second Amended and Restated Trust Agreement of the Trust and those transaction documents we considered relevant to our opinion, each in the form filed as an exhibit to the Registration Statement, and have assumed that the obligations contemplated thereunder will be performed in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Taxation - Certain Australian Tax Considerations" in the Prospectus. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.


                                        Very truly yours

                                        /s/ A.E. Clemens


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(SM) Service mark of Merrill Lynch & Co., Inc.